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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of  1934

    Date of Report (Date of earliest event reported):  October 16, 2002

                      FIRST NATIONAL LINCOLN CORPORATION
              (Exact name of Registrant as specified in charter)

                                    MAINE
                (State or other jurisdiction of incorporation)

                  0-26589                      01-0404322
         (Commission file number)   (IRS employer identification no.)


                 Main Street, Damariscotta, Maine        04853
             (Address of principal executive offices)  (Zip Code)


                                (207) 563-3195
             (Registrant's telephone number, including area code)





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Item 5. Other Events

The Company today issued the following press release:

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First National Lincoln Corporation Reports
Record Year-to-Date EPS, Up 17.5% Over Prior Year

DAMARISCOTTA, ME., October 16 -- First National Lincoln Corporation (Nasdaq NM:
FNLC), today announced earnings per share of $1.95 on a fully diluted basis for the nine months ended September 30, 2002, an increase of 17.5% over the $1.66 reported for the first nine months of 2001. Net income for the nine months ended September 30, 2002, was $4,808,000, an increase of $725,000 or 17.8% over the $4,083,000 posted in 2001. Both earnings per share and net income reported by the Company for the first nine months set new records in 2002.

The Company also announced earnings per share of $0.68 on a fully diluted basis for the quarter ended September 30, 2002, an increase of $0.09 or 15.3% over the $0.59 reported for the same period in 2001. Net income for the third quarter was $1,689,000, an increase of $243,000 or 16.8% over the $1,446,000 posted in the third quarter of 2001. Both earnings per share and net income reported by the Company for the quarter ended September 30, 2002, set new single-quarter records.

Total assets were $497.2 million at September 30, 2002 -- an increase of 17.9% over September 30, 2001. Loans totaled $331.1 million, up 15.1% over September 30, 2001, while investments increased by 17.3% to $124.1 million. Deposits of $336.8 million were up 21.3% over the prior year. As of September 30, 2002, First National Lincoln Corporation had total equity of $42.1 million, an increase of 13.9% or $5.1 million over September 30, 2001.

"With three great quarters now behind us, 2002 is shaping up to be an excellent year for First National Lincoln Corporation," noted Daniel R. Daigneault, the Company's President & Chief Executive Officer. "Our balance sheet has seen excellent growth in both the loan and investment portfolios, and our deposit growth this year has been exceptional -- especially in core deposits. We are generating new business in all seven of our banking offices, and the performance in Rockland, our newest location which opened just one year ago, has been excellent.

"I am very pleased with the way that we have planned and managed our growth," President Daigneault continued. "Although we opened three new offices during the past five years, we have not pursued growth and disregarded profitability. Instead, our strategy has been to pursue growth opportunities that add to the bottom line in a reasonable period of time. This is noted in Bank & Thrift Quarterly published by Legg Mason, where we had the fourth best efficiency ratio in our peer group of the banking companies they cover on a national basis, and is ultimately reflected in our return on average equity, where the same Legg Mason publication ranked us eleventh in our peer group as of June 30, 2002."

"Our shareholders have been well rewarded this year," observed F. Stephen Ward, the Company's Treasurer & Chief Financial Officer, "with our shares up 29.2% or $6.45 as of last night's close at $28.55 per share. This is in sharp contrast to the 23.2% decline seen in the S&P 500 during the same period. Our price/ earnings ratio is 11.4 based on trailing twelve months' earnings and last night's closing price of $28.55, and our dividend yield currently stands at 3.5%. In our opinion, these factors suggest that FNLC shares continue to offer an excellent buying opportunity -- despite this year's increase -- especially considering that we are currently trading below the high of $32.00 per share that was set earlier this year."

First National Lincoln Corporation, headquartered in Damariscotta, Maine, is the holding company for The First National Bank of Damariscotta and Pemaquid Advisors. The First is an independent community bank serving Mid-Coast Maine with seven offices in Lincoln and Knox Counties that provide consumer and commercial banking products and services. Pemaquid Advisors provides investment advisory, private banking and trust services from offices in Damariscotta, Boothbay Harbor, and Portland, Maine.

Forward-looking and cautionary statements: except for the historical information and discussions contained herein, statements contained in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.

For more information, please contact
F. Stephen Ward, Treasurer, at 207.563.3195 ext. 5001.
































FIRST NATIONAL LINCOLN CORPORATION AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

                                           9/30/02     9/30/01    12/31/01
Dollars in Thousands                    (Unaudited) (Unaudited) (Unaudited)
Assets

Cash and due from banks                   $ 26,304    $ 13,447    $ 10,894

Investments:
 Available for sale                         57,115      58,812      50,914
 Held to maturity (market values $68,556
   at 9/30/02, $47,574 at 9/30/01 and
   $56,921 at 12/31/01)                     66,989      46,979      57,272

Loans held for sale                          1,983         458         466

Loans                                      331,142     287,799     301,304

Less allowance for loan losses               3,628       2,742       3,000
     Net loans                             327,514     285,057     298,304

Accrued interest receivable                  2,852       2,785       2,635
Bank premises and equipment                  7,851       6,189       7,563
Other real estate owned                        192         429         202
Other assets                                 6,448       7,548       6,216

        Total Assets                      $497,248    $421,704    $434,466

Liabilities & Shareholders' Equity

Demand deposits                           $ 29,885    $ 23,590    $ 22,496
NOW deposits                                49,078      43,274      43,644
Money market deposits                       76,632      13,199      15,878
Savings deposits                            58,986      44,856      46,855
Certificates of deposit                     72,096      84,277      79,907
Certificates $100,000 and over              50,123      68,537      53,909
     Total deposits                        336,800     277,733     262,689

Borrowed funds                             113,975     102,696     131,357
Other liabilities                            4,359       4,297       3,086

     Total Liabilities                     455,134     384,726     397,132

Shareholders' Equity:
Common stock                                    25          25          25
Additional paid-in capital                   4,687       4,687       4,687
Retained earnings                           37,103      33,146      34,030
Net unrealized gains on
   available-for-sale securities             2,356       1,329         784
Treasury stock                              (2,057)     (2,209)     (2,192)

    Total Shareholders' Equity              42,114      36,978      37,334

       Total Liabilities &
           Shareholders' Equity           $497,248    $421,704    $434,466

FIRST NATIONAL LINCOLN CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME

                                   For the Nine months    For the quarters
                                   ended September 30,    ended September 30,
                                    2002        2001      2002        2001
Dollars in Thousands                  (Unaudited)           (Unaudited)

Interest and Dividend Income:

  Interest and fees on loans       $16,652   $17,261      $5,623    $5,764
  Interest on deposits
    with other banks                    26        70          21        20
  Interest and dividends
    on investments                   5,392     5,380       1,869     1,757

  Total interest
   and dividend income              22,070    22,711       7,513     7,541

Interest expense:

  Interest on deposits               5,809     7,893       2,034     2,577
  Interest on borrowed funds         3,433     3,918       1,140     1,086

  Total interest expense             9,242    11,811       3,174     3,663

Net interest income                 12,828    10,900       4,339     3,878

Provision for loan losses              945       690         255       215
  Net interest income after
    provision for loan losses       11,883    10,210       4,084     3,663

Other operating income:

  Fiduciary income                     555       521         172       176
  Service charges on
    deposit accounts                   719       671         249       225
  Other operating income             2,030     1,643         947       752

  Total other operating income       3,304     2,835       1,368     1,153

Other operating expenses:

  Salaries and employee benefits     4,113     3,611       1,451     1,318
  Occupancy expense                    532       426         174       155
  Furniture and equipment expense      958       742         334       267
  Other                              2,767     2,505       1,082     1,036

  Total other operating expenses     8,370     7,284       3,041     2,776

Income before income taxes           6,817     5,761       2,411     2,040
Applicable income taxes              2,009     1,678         722       594

NET INCOME                         $ 4,808   $ 4,083       1,689     1,446



FIRST NATIONAL LINCOLN CORPORATION AND SUBSIDIARY
SELECTED FINANCIAL DATA

                                 For the Nine Months     For the quarters
                                 ended September 30,     ended September 30,
                                  2002        2001       2002        2001
                                    (Unaudited)            (Unaudited)
Dollars in thousands,
  except for per share amounts


Summary of Operations

Operating income                 $25,374     $25,546     $8,881     $8,694
Operating expense                 18,557      19,785      6,470      6,654
Net interest income               12,828      10,900      4,339      3,878
Provision for loan losses            945         690        255        215
Net income                         4,808       4,083      1,689      1,446


Per Common Share Data

Net income
   Basic                           $2.00       $1.71      $0.70      $0.61
   Diluted                          1.95        1.66       0.68       0.59
Cash dividends declared             0.72        0.60       0.25       0.21
Book value                         17.42       15.48      17.42      15.48
Market value                       28.80       20.00      28.80      20.00


Financial Ratios

Return on average equity(a)        16.49%      15.72%     16.56%     16.07%
Return on average assets(a)         1.40%       1.33%      1.38%      1.37%
Average equity to average
 assets                             8.47%       8.46%      8.35%      8.52%
Net interest margin
 tax-equivalent(a)                  4.08%       3.92%      3.92%      4.08%
Dividend payout ratio              35.96%      35.04%     35.78%     34.68%
Allowance for loan
  losses/total loans                1.10%       0.95%      1.10%      0.95%
Non-performing loans
  to total loans                    0.52%       0.63%      0.52%      0.63%
Non-performing assets
  to total assets                   0.39%       0.54%      0.39%      0.54%
Efficiency ratio, tax equivalent   50.06%      50.85%     51.45%     53.01%

At Period End

Total assets                     497,248     421,704    497,248    421,704
Total loans                      331,142     287,799    331,142    287,799
Total investment securities      124,104     105,791    124,104    105,791
Total deposits                   336,800     277,733    336,800    277,733
Total shareholders' equity        42,114      36,978     42,114     36,978

(a) Annualized using 365 day basis
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

FIRST NATIONAL LINCOLN CORPORATION

By: /s/ F. Stephen Ward
    F. Stephen Ward
    Treasurer & Chief Financial Officer
    October 16, 2002